Exhibit 99.1

News Release For Immediate Release

Ontrak Health Announces 2024 Fourth Quarter and Year End Financial Results

•Q4 revenue of $3.1 million, down 11% year over year; and full year revenue of $10.8 million, down 15% year over year
•Q4 operating loss of $(4.4) million, a 16% decrease year over year; full year operating loss of $(17.8) million, a decrease of 16% year over year
•Q4 Adjusted EBITDA of $(2.8) million, a 20% improvement year over year; full year Adjusted EBITDA of $(12.8) million, a 13% improvement year over year
•Company announces new customer partnership with Intermountain Health for Medicare Advantage members
•Company announces three-year contract extension with Sentara Health Plans following several expansions in 2024
•Company to Host Conference Call at 4:30 pm ET Today

Miami, FL – April 14, 2025 – Ontrak, Inc. (NASDAQ: OTRK) (“Ontrak” or the “Company”), a leading AI-powered and technology-enabled behavioral healthcare company, today reported its financial results for the fourth quarter and year ended December 31, 2024.

Management Commentary

Brandon LaVerne, Ontrak Health’s Chief Executive Officer, stated, “We're pleased with our progress in securing new customers, expanding existing relationships and building our pipeline. The launch of our WholeHealth+ solution with Intermountain Health is off to a strong start, and we're seeing encouraging engagement with the Northeast Regional Plan. The prospects in our pipeline, particularly a large Midwest plan, holds the potential to more than double our run-rate revenue.”

Fourth Quarter 2024 Financial Results Highlights

All common share and per share amounts presented herein for all prior periods have been retroactively adjusted to reflect the impact of the previously announced reverse stock split (see below for more information).
•Revenue for the fourth quarter of 2024 was $3.1 million, representing a 11% decrease compared to the same period in 2023.
•Operating loss for the fourth quarter of 2024 was $(4.4) million compared to an operating loss of $(5.2) million for the same period in 2023.
•Adjusted EBITDA for the fourth quarter of 2024 was $(2.8) million compared to adjusted EBITDA of $(3.6) million for the same period in 2023.
•Net loss for the fourth quarter of 2024 was $(5.2) million, or a $(9.54) diluted net loss per common share (after deduction for undeclared preferred stock dividends and deemed dividend on down round feature of warrants), compared to net loss of $(6.4) million, or a $(4.32) diluted net loss per common share (after deduction for undeclared preferred stock dividends) for the same period in 2023.
•Non-GAAP net loss for the fourth quarter of 2024 was $(3.7) million, or a $(9.29) non-GAAP diluted net loss per common share (after deduction for undeclared preferred stock dividends and deemed dividend on down round feature of warrants), compared to non-GAAP net loss of $(5.8) million, or a $(4.02) non-GAAP diluted net loss per common share (after deduction for undeclared preferred stock dividends) for the same period in 2023.

Fiscal Year 2024 Financial Results Highlights
•Revenue for the full year of 2024 was $10.8 million, representing a 15% decrease from prior year.
•Operating loss for the full year of 2024 was $(17.8) million compared to an operating loss of $(21.1) million for the prior year.
•Adjusted EBITDA for the full year of 2024 was $(12.8) million compared to adjusted EBITDA of $(14.7) million for the prior year.
•Net loss for the full year of 2024 was $(25.5) million, or a $(17.02) diluted net loss per common share (after deduction for undeclared preferred stock dividends and deemed dividend on down round feature of warrants), compared to net loss of $(27.9) million, or a $(49.56) diluted net loss per share (after deduction for undeclared preferred stock dividends) for the prior year.
•Non-GAAP net loss for the full year of 2024 was $(15.4) million, or a $(14.84) non-GAAP diluted net loss per common share (after deduction for undeclared preferred stock dividends and deemed dividend on down round feature of warrants), compared to non-GAAP net loss of $(24.9) million, or a $(45.53) non-GAAP diluted net loss per share (after deduction for undeclared preferred stock dividends) for the prior year.
Adjusted EBITDA, non-GAAP net loss and non-GAAP diluted net loss per common share are non-GAAP financial measures. See our description and reconciliation of such non-GAAP measures at the end of this release.

Fourth Quarter 2024 and Recent Operating Highlights

•Total enrolled members in our WholeHealth+ program numbered 1,409 at the end of Q4 2024, compared to 1,953 at the end of Q3 2024 and 1,758 at the end of Q4 2023. Total enrolled members in Ontrak Engage, one of the segmented solutions within WholeHealth+ which we began offering on an à la carte basis in Q2 2024, numbered 716 at the end of Q4 2024, compared to 112 at the end of Q3 2024.
•Total callable outreach pool for WholeHealth+ was 4,908 at December 31, 2024 compared to 6,689 at September 30, 2024 and 2,161 at December 31, 2023. Total callable outreach pool for Ontrak Engage was 20,648 at December 31, 2024 compared to 498 at September 30, 2024.
•In February 2025, the Company announced the signing of an extension of its strategic partnership with Sentara Health Plans for an additional three years through December 2027, following three successful expansions throughout 2024, including the expansion of WholeHealth+ to a larger Commercial membership, and introduction of Ontrak's Engage solution to Sentara Health Plans’ Commercial fully insured and self-funded members, as well as the Marketplace membership. These expansions have significantly broadened the reach and support for members, addressing their physical and behavioral health needs, and social determinants of health. With this expansion, Ontrak began offering its Quality solution to close HEDIS gaps in care as part of its WholeHealth+ and Engage solutions to enrolled Sentara Health Plans members.
•In December 2024, the Company signed an agreement with Intermountain Health to deliver the Company’s Wholehealth+ solution to its Medicare Advantage members. The new agreement added approximately 2,300 members to Ontrak's callable outreach pool in mid-February.
•In November 2024, the Company executed an expansion of its strategic partnership with an existing customer. This expansion represented the new offering of the Company's Engage solution, a coaching-specific alternative for members who would benefit from ongoing care coaching to help them address physical and behavioral health challenges and social needs. The addition of the Engage solution was a result of the Company’s innovative Advanced Engagement System which allows for targeted outreach to members more broadly across a larger population of members. Outreach began in late November 2024 for this new targeted population.
•In August 2024, the Company announced the signing of a 2-year strategic partnership with a large, regional health plan in the northeast, aimed at delivering a proactive, predictive and personalized behavioral health solution to its members in New York with chronic comorbidities and unaddressed behavioral health utilizing our WholeHealth+ and Engage solutions. In the beginning of October 2024, the Company began enrollment process and began providing WholeHealth+ services to this health plan's enrolled members. In late October 2024, the Company entered into an expanded partnership with this health plan customer to provide Ontrak Quality solution, which the Company had recently launched and focuses on behavioral health metrics according to Healthcare Effectiveness Data and Information Set (HEDIS) and broadens access to services for Commercial, Medicaid and Health and Recovery Plan

(HARP) members, not enrolled in the WholeHealth+ program, identified by the health plan as needing recommended behavioral healthcare services.
•On October 2, 2024, the Company was notified by a health plan customer of its intent not to continue using the Company’s services after December 2024. For the year ended December 31, 2024, the Company billed this customer approximately $6.5 million, representing 59.5% of the Company's total revenue.

Financial Outlook

The following outlook is based on information available as of the date of this press release and is subject to change in the future.

For the quarter ending March 31, 2025, the Company estimates revenue in the range of $2.0 million to $2.3 million.

Conference Call & Webcast Details

The Company will host a conference call/webcast today at 4:30 pm ET/1:30 pm PT. Investors, analysts, employees and the general public can access the call by registering online for dial-in information or via live audio webcast at: https://ontrakhealth.com/investors/presentations-events. Participants interested in dialing in to the conference call are requested to register a day in advance or at a minimum 15 minutes before the start of the call to obtain a unique pin for the call.

A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Ontrak, Inc.

Ontrak Health (Nasdaq: OTRK) is a value-based behavioral healthcare company that identifies and engages people with unmet health needs using its proprietary Advanced Engagement System to improve clinical outcomes and reduce total cost of care. Ontrak uniquely identifies, engages, and delivers care to the most vulnerable members of the behavioral health population who would otherwise fall through the cracks of the healthcare system. Through our Advanced Engagement System, we achieve higher engagement rates with individuals with anxiety, depression, substance use disorder and chronic disease by delivering personalized care coaching and customized care pathways that help them receive the treatment and advocacy they need, despite the socio-economic, medical and health system barriers that exacerbate the severity of their comorbid illnesses. The company’s whole-person approach integrates AI, predictive analytics, comprehensive clinical and claims data, patient-generated information, and digital interfaces with care coach engagements to deliver improved member health, better healthcare system utilization, and durable outcomes and savings to healthcare payors.

Learn more at www.ontrakhealth.com.

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on the Company’s beliefs and assumptions and on information currently available to the Company on the date of this press release and are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “will,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plan,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words. Forward-looking statements may include, but are not limited to, the Company’s belief that it will be successful in returning to sustained growth, that its strategy will accelerate the Company’s return to growth by converting new customers and expand with existing customers, the Company's ability to convert its pipeline of prospects into active customers, the Company's ability to maximize its differentiated platform and deliver return on investment for customers, the Company’s revenue on a per member per month basis, gross margin estimates and the Company's estimated revenue for quarter ending March 31, 2025. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements, including, without limitation, risks related to: the Company’s ability to successfully execute on its strategy and business plan; the Company’s ability to increase its revenue and efficiently manage expenses and achieve profitability; the Company’s high customer concentration and the ability of its customers to terminate their contracts for convenience; the adequacy of the Company’s existing cash resources and anticipated capital commitments and future cash requirements to enable the Company to continue as a going concern; the Company’s ability to raise additional capital when needed; difficulty enrolling new members and maintaining existing members in the Company’s programs; the effectiveness of the Company’s treatment programs; lower than anticipated eligible members under the Company’s contracts; the Company’s dependence on key personnel and the Company’s ability to recruit and retain key personnel; the Company’s ability to maintain the listing of its stock on Nasdaq; the federal jury's conviction of the Company’s largest stockholder and former Chief Executive Officer and Chairman of one count of securities fraud and two counts of insider trading, and whether governmental authorities will institute separate investigations or proceedings against the Company and/or its current or former executives and/or directors; substantial regulation in the health care industry; changes in regulations or issuance of new regulations or interpretations; the Company’s limited operating history; difficulty in developing, exploiting and protecting proprietary technologies; business disruption and related risks; general economic conditions, nationally and globally, and their effect on the market for our service; intense competition and competitive pressures and trends in the Company’s industry and the Company’s ability to successfully compete; changes in laws, regulations, or policies; and risks related to the Company’s ability to realize the potential benefits of and to effectively integrate acquisitions. For a further list and description of the risks and uncertainties the Company faces, please refer to the Company’s most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Forward-looking statements are current only as of the date they are made and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has provided in this press release and the quarterly conference call held on the date hereof certain non-GAAP financial measures. The non-GAAP financial measures presented include EBITDA, Adjusted EBITDA, Non-GAAP net loss, and Non-GAAP net loss per common share, which are not U.S. GAAP financial measures. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.

EBITDA consists of net loss before interest, taxes, depreciation and amortization expenses. Adjusted EBITDA consists of net loss before interest, taxes, depreciation, amortization, stock-based compensation, restructuring, severance and related costs, gain on termination of operating lease, and gain/loss on change in fair value of warrant liability. We believe that making such adjustments provides investors meaningful information to understand our results of operations and the ability to analyze our financial and business trends on a period-to-period basis.

Non-GAAP net loss consists of net loss adjusted for debt issuance costs expensed related to Demand Notes, Demand Warrants expensed related to Demand Notes, stock-based compensation, restructuring, severance and related costs, gain on termination of operating lease and gain/loss on change in fair value of warrant liability. Non-GAAP net loss per common share consists of loss per share adjusted for non-GAAP net loss attributable to common stockholders. We believe that making such adjustments provides investors meaningful information to understand our results of operations and the ability to analyze our financial and business trends on a period-to-period basis.

We believe the above non-GAAP financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term EBITDA, Adjusted EBITDA, Non-GAAP net loss and Non-GAAP net loss per common share may vary from that of others in our industry. None of EBITDA, Adjusted EBITDA, Non-GAAP net loss or Non-GAAP net loss per common share should be considered as an alternative to net loss before taxes, net loss, net loss per common share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

See the Reconciliation of Non-GAAP Measures table at the end of this press release for a reconciliation of the Non-GAAP financial measures to U.S. GAAP financial measures.

Contact

For Investors:

Ryan Halsted
Gilmartin Group
investors@ontrakhealth.com

ONTRAK, INC.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$3,146	$3,539	$10,846	$12,743
Cost of revenue	1,228	1,252	4,022	3,943
Gross profit	1,918	2,287	6,824	8,800

Operating expenses:
Research and development	1,310	1,893	4,638	6,626
Sales and marketing	667	931	2,670	3,580
General and administrative	4,304	4,676	17,016	19,269
Restructuring, severance and related costs	—	—	290	457
Total operating expenses	6,281	7,500	24,614	29,932
Operating loss	(4,363)	(5,213)	(17,790)	(21,132)

Other income, net	1	10	6	334
Debt issuance costs	—	—	(5,921)	—
Interest expense, net	(800)	(1,193)	(1,784)	(7,202)
Loss before income taxes	(5,162)	(6,396)	(25,489)	(28,000)
Income tax benefit, net	—	—	—	80
Net loss	(5,162)	(6,396)	(25,489)	(27,920)
Dividends on preferred stock - undeclared	(2,238)	(2,238)	(8,954)	(8,954)
Deemed dividend on down round feature of warrants	(44,572)	—	(44,572)	—
Net loss attributable to common stockholders	$(51,972)	$(8,634)	$(79,015)	$(36,874)

Net loss per common share, basic and diluted	$(9.54)	$(4.32)	$(17.02)	$(49.56)

Weighted-average common shares outstanding, basic and diluted	5,445	1,997	4,643	744

ONTRAK, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2024	2023
Assets
Current assets:
Cash	$5,710	$9,701
Receivables, net	1,012	—
Unbilled receivables	595	207
Deferred costs - current	178	128
Prepaid expenses and other current assets	2,065	2,743
Total current assets	9,560	12,779
Long-term assets:
Property and equipment, net	490	913
Goodwill	5,713	5,713
Intangible assets, net	—	99
Other assets	5,167	147
Operating lease right-of-use assets	145	195
Total assets	$21,075	$19,846

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$179	$563
Accrued compensation and benefits	558	442
Deferred revenue	18	97
Demand notes payable, net	6,008	—
Current portion of operating lease liabilities	68	56
Other accrued liabilities	1,949	2,784
Total current liabilities	8,780	3,942
Long-term liabilities:
Long-term debt, net	2,327	1,467
Long-term operating lease liabilities	98	166
Total liabilities	11,205	5,575
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.0001 par value; 50,000,000 shares authorized; 3,770,265 shares issued and outstanding at each of December 31, 2024 and 2023	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 4,217,848 and 2,564,465 shares issued and outstanding at December 31, 2024 and 2023, respectively	7	6
Additional paid-in capital	550,585	484,926
Accumulated deficit	(540,722)	(470,661)
Total stockholders' equity	9,870	14,271
Total liabilities and stockholders' equity	$21,075	$19,846

ONTRAK, INC.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities
Net loss	$(25,489)	$(27,920)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	3,920	2,948
Paid-in-kind interest expense	1,362	3,753
Bad debt expense	—	531
Gain on termination of operating lease	—	(471)
Write-off of other asset	—	100
Depreciation expense	606	1,801
Amortization expense	504	4,581
Change in fair value of warrants	(6)	(35)
Debt issuance costs expensed related to Demand Notes	3,262	—
Demand Warrants expensed related to Demand Notes	2,659	—
Changes in operating assets and liabilities:
Accounts receivable	(1,012)	972
Unbilled receivables	(388)	(285)
Prepaid expenses and other assets	459	668
Accounts payable	(382)	(1,179)
Deferred revenue	(79)	(229)
Lease liabilities	(56)	(166)
Other accrued liabilities	1,205	(567)
Net cash used in operating activities	(13,435)	(15,498)
Cash flows from investing activities
Purchases of property and equipment	(177)	(285)
Net cash used in investing activities	(177)	(285)

Cash flows from financing activities
Proceeds from Demand Notes	8,000	—
Proceeds from Keep Well Notes	—	8,000
Proceeds from Keep Well Agreement held in escrow and funded Private Placement	—	6,000
Common stock, Pre-Funded Warrants and Warrants issued in Public Offering	—	6,299
Financing transaction costs	—	(1,744)
Proceeds from warrants exercised	3,481	—
Financed insurance premium payments	(1,860)	(2,647)
Finance lease obligations	—	(134)
Payment of taxes related to net-settled stock awards	—	(3)
Net cash provided by financing activities	9,621	15,771

Net change in cash and restricted cash	(3,991)	(12)
Cash and restricted cash at beginning of period	9,701	9,713
Cash at end of period	$5,710	$9,701

Supplemental disclosure of cash flow information:
Interest paid	$63	$67
Income taxes paid	5	3

Non-cash financing and investing activities:

Debt issuance costs	$10,651	$42
Conversion of Keep Well Notes to Common Stock and Warrants Issued	—	16,249
Keep Well Note cancelled and funded Private Placement	—	5,000
Warrants issued in connection with Keep Well Notes and 2024 Notes	3,492	11,034
Losses on extinguishments of debt with related party	521	4,494
Write-off of debt issuance costs related to conversion of Keep Well Notes	—	3,654
Write-off of debt issuance costs related to cancelled Keep Well Notes in Private Placement	—	1,522
Financed insurance premiums	1,359	2,103
Finance lease and accrued purchases of property and equipment	6	3
Common stock issued to settle contingent liability	64	—

ONTRAK, INC.
Reconciliation of Non-GAAP Measures
(in thousands, except per share data)

Reconciliation of Operating Loss to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Operating loss	$(4,363)	$(5,213)	$(17,790)	$(21,132)
Depreciation expense	99	925	606	1801
Amortization expense (1)	14	122	149	1,196
EBITDA	(4,250)	(4,166)	(17,035)	(18,135)
Stock-based compensation expense	1,414	608	3,920	2,948
Restructuring, severance and related costs (2)	—	—	290	457
Adjusted EBITDA	$(2,836)	$(3,558)	$(12,825)	$(14,730)

Reconciliation of Net Loss to Non-GAAP Net Loss; and Net Loss per Common Share to Non-GAAP Net Loss per Common Share

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss	$(5,162)	$(6,396)	$(25,489)	$(27,920)
Debt issuance costs expensed related to Demand Notes (3)	—	—	3,262	—
Demand Warrants expensed related to Demand Notes (4)	—	—	2,659	—
Stock-based compensation expense	1,414	608	3,920	2,948
Write-off of other asset	—	—	—	100
Restructuring, severance and related costs (2)	—	—	290	457
Gain on change in fair value of warrant liability	(1)	(9)	(6)	(35)
Gain on termination of operating lease (5)	—	—	—	(471)
Non-GAAP net loss	(3,749)	(5,797)	(15,364)	(24,921)
Dividends on preferred stock - undeclared	(2,238)	(2,238)	(8,954)	(8,954)
Deemed dividend on down round feature of warrants	(44,572)	—	(44,572)	—
Non-GAAP net loss attributable to common stockholders	$(50,559)	$(8,035)	$(68,890)	$(33,875)

Net loss per common share - basic and diluted	$(9.54)	$(4.32)	$(17.02)	$(49.56)
Non-GAAP net loss per common share - basic and diluted	(9.29)	(4.02)	(14.84)	(45.53)
Weighted-average common shares outstanding - basic and diluted	5,445	1,997	4,643	744
_______________________
(1) Relates to operating and financing right-of-use assets and acquired intangible assets.
(2) Includes one-time severance and related benefit costs related to reduction in workforce plans announced in February 2024 and March 2023 as part of Company's continued cost savings measure.
(3) Represents the proportionate amount of deferred debt issuance costs expensed during the year ended December 31, 2024 relative to the Demand Notes that have been issued.
(4) Relates to relative fair value of Demand Warrants issued in connection with each Demand Notes that have been issued, as discussed above.
(5) Relates to gain realized on derecognition of ROU operating asset and related lease liability due to early termination of the lease of the office space located in Santa Monica, CA in February 2023.